Exhibit 10.1

STOCK PURCHASE AGREEMENT

This STOCK PURCHASE AGREEMENT (“Agreement”) effective as of the ____ day of ___________, 2014, provides for the sale of 7,000,000 shares of common stock (the "Shares" or “Securities”) of Thompson Designs, Inc., a Nevada corporation (the "Company") at a price of $20,000 (the “Purchase Price”) from Kade Thompson ("Seller") to BioPharmX, Inc. (“Buyer”) on the following terms and conditions:

1.      Sale and Purchase.  Subject to the terms and conditions hereof, at the Closing (as defined in paragraph 2 below), Seller agrees to sell, assign, transfer, convey and deliver to Buyer, and Buyer agrees to purchase from Seller, the Shares.

2.      Closing.  The purchase of the Shares shall be consummated at a closing ("Closing") to take place at 10:00 o'clock a.m., at  Cane Clark LLP, located at 3273 East Warm Springs, Rd., Las Vegas, NV, 89120on or before ________ __, 20__ unless extended by agreement of the parties hereto (the "Closing Date").

3.      Purchase Price.  The Purchase Price for the Shares shall be delivered on or before the Closing Date, by Buyer to Cane Clark LLP (the “Escrow Agent”) pursuant to the Escrow Agreement entered by and among Buyer, Seller, and the Escrow Agent dated as December 16, 2013, as set forth in Exhibit A attached hereto (the “Escrow Agreement”). The Purchase Price shall be delivered to the Seller by the Escrow Agent pursuant to the instruction of Buyer upon the satisfaction of the closing condition contemplated by this Agreement.

4.      Seller’s Delivery. On the Closing Date, the Seller shall deliver to Empire Stock Transfer, Inc., the Company’s Transfer Agent (the “Transfer Agent”): (i) the certificate(s) representing the Shares (the “Certificate”), in negotiable form, duly endorsed in blank with duly executed stock transfer powers, (ii) a waiver of Medallion Signature Guaranty (the “Medallion Waiver”) to the stock transfer powers in form and substance satisfactory to the Buyer and the Transfer Agent, and other instruction required for the transfer of the Shares to Buyer conditioned upon Buyer’s delivery of the Purchase Price. Seller shall also deliver to Buyer the Officer’s Certificate substantially in the form of Exhibit B attached hereto upon the Closing.

5.      Buyer’s Delivery.  On the Closing Date, Buyer shall deliver to Seller the Purchase Price, conditioned upon Seller’s delivery of the Shares.

6.      Representations and Warranties of the Seller with respect to the Securities.  The Seller represents and warrants to the Buyer with respect to the Securities that:

(a)    Capacity of the Seller; Authorization; Execution of Agreements.  The Seller has all requisite power, authority and capacity to enter into this Agreement and to perform the transactions and obligations to be performed by it hereunder.  This Agreement constitutes a valid and legally binding agreement of the Seller, enforceable in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws of the United States (both state and federal), affecting the enforcement of creditors’ rights or remedies in general from time to time in effect and the exercise by courts of equity powers or their application of principles of public policy.

(b)    Title to Securities.  The Seller is the sole record and beneficial owner of the Securities and has sole managerial and dispositive authority with respect to the Securities.  The Seller has not granted any person a proxy with respect to the Shares that has not expired or been validly withdrawn.  The sale and delivery by the Seller of the Securities to the Buyer pursuant to this Agreement will vest in the Buyer legal and valid title to the Securities, free and clear of all Liens, security interests, adverse claims or other encumbrances of any character whatsoever, other than encumbrances created by the Buyer and restrictions on the resale of the Securities under applicable securities laws (“Encumbrances”).

(c)    Disclosure.  The Seller acknowledges and agrees that the representations and warranties by the Seller in this Section 6 are true and complete in all material respects and do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements contained therein not misleading, under the circumstance under which they were made.  The Seller acknowledges and agrees that the Buyer does not make and has not made (i) any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 7, or (ii) any statement, commitment or promise to the Seller or any of their representatives which is or was an inducement to the Seller to enter into this Agreement, other than as set forth in this Agreement.

7.      Representations and Warranties of the Buyer.  The Buyer hereby represents and warrants to the Seller that:

(a)    Organization and Standing.  The Buyer is duly incorporated and validly existing under the laws of the State of Delaware, and has all requisite corporate power and authority to own or lease its properties and assets and to conduct its business as it is presently being conducted.  The Buyer is qualified to do business and is in good standing in each jurisdiction in which the failure to so qualify could reasonably be expected to have a material adverse effect upon its assets, properties, financial condition, results of operations or business.

(b)    Capacity of the Buyer; Authorization; Execution of Agreements.  The Buyer has all requisite power, authority and capacity to enter into this Agreement and to perform the transactions and obligations to be performed by it hereunder.  The execution and delivery of this Agreement by the Buyer, and the performance by the Buyer of the transactions and obligations contemplated hereby, including, without limitation, the purchase of the Securities from the Seller hereunder, have been duly authorized by all requisite corporate action of the Buyer.  This Agreement constitutes a valid and legally binding agreement of the Buyer, enforceable in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws of the United States (both state and federal), affecting the enforcement of creditors’ rights or remedies in general from time to time in effect and the exercise by courts of equity powers or their application of principles of public policy.

(c)    Investment Intent.  The Shares being purchased hereunder by the Buyer are being purchased for its own account and are not being purchased with the view to, or for resale in connection with, any distribution or public offering thereof within the meaning of the 1933 Act.  The Buyer understands that such Securities have not been registered under the 1933 Act by reason of their issuance in a transaction exempt from the registration and prospectus delivery requirements of the 1933 Act pursuant to Section 4(2) thereof and/or the provisions of Rule 506 of Regulation D promulgated thereunder, and under the securities laws of applicable states.  The Buyer further understands that the certificates representing such Securities shall bear a legend substantially similar to the following and agrees that it will hold such Securities subject thereto:

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER ANY STATE SECURITIES LAWS.  NEITHER THIS SECURITY NOR ANY PORTION HEREOF OR INTEREST HEREIN MAY BE SOLD, ASSIGNED, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF UNLESS THE SAME IS REGISTERED UNDER SAID ACTS AND APPLICABLE STATE SECURITIES LAWS OR UNLESS AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE AND THE COMPANY SHALL HAVE RECEIVED, AT THE EXPENSE OF THE HOLDER HEREOF, EVIDENCE OF SUCH EXEMPTION REASONABLY SATISFACTORY TO THE COMPANY (WHICH MAY INCLUDE, AMONG OTHER THINGS, AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY).

(d)    Brokers, Finders, and Agents.  The Buyer is not, directly or indirectly, obligated to anyone acting as broker, finder, or in any other similar capacity in connection with this Agreement or the transactions contemplated hereby.  No Person has or, immediately following the consummation of the transactions contemplated by this Agreement, will have, any right, interest or valid claim against the Company, the Seller or the Buyer for any commission, fee or other compensation as a finder or broker in connection with the transactions contemplated by this Agreement, nor are there any brokers’ or finders’ fees or any payments or promises of payment of similar nature, however characterized, that have been paid or that are or may become payable in connection with the transactions contemplated by this Agreement, as a result of any agreement or arrangement made by the Buyer.

(e)    Disclosure.  The Buyer acknowledges and agrees that the representations and warranties by the Buyer in this Section 7 are true and complete in all material respects and do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements contained therein not misleading, under the circumstance under which they were made.  The Buyer acknowledges and agrees that the Seller do not make and have not made (i) any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Sections 6, or (ii) any statement, commitment or promise to the Buyer or any of its representatives which is or was an inducement to the Buyer to enter into this Agreement, other than as set forth in this Agreement.

8.     Miscellaneous:

a.           Confidentiality.  Each party hereto agrees with the other party that, unless and until the transactions contemplated by this Agreement have been consummated, they and their representatives will hold in strict confidence all data and information obtained with respect to another party or any subsidiary thereof from any representative, officer, director or employee, or from any books or records or from personal inspection, of such other party, and shall not use such data or information or disclose the same to others, except:  (i)  to the extent such data is a matter of public knowledge or is required by law to be published; and (ii)  to the extent that such data or information must be used or disclosed in order to consummate the transactions contemplated by this Agreement.

b.           Entire Agreement.  This Agreement represents the entire agreement between the parties relating to the subject matter hereof.  This Agreement alone fully and completely expresses the agreement of the parties relating to the subject matter hereof.  This Agreement may not be amended or modified, except by a written agreement signed by all parties hereto.

c.           Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which taken together shall be but a single instrument.

d.           Expenses. Each party herein shall bear all of their respective costs and expenses incurred in connection with the negotiation of this Agreement and in the consummation of the transactions provided for herein and the preparation thereof.

e.           Further Assurances, Cooperation.  Each party shall, upon reasonable request by the other party, execute and deliver any additional documents necessary or desirable to complete sale contemplated by this agreement.  The parties hereto agree to cooperate and use their respective best efforts to consummate the transactions contemplated by this agreement.

f.           Governing Law.  This Agreement shall be construed (both as to validity and performance) and enforced in accordance with and governed by the laws of the state of Nevada applicable to agreements made and to be performed wholly within such jurisdiction and without regard to conflicts of laws.

g.           Termination.

(1) This Agreement may be terminated at any time prior to the Closing:

(a)           by mutual written agreement of the Buyer and the Seller;

(b)           by either the Buyer or by the Seller, if

(i) if a breach of or failure to perform any representation, warranty, or agreement on the part of either party set forth in this Agreement shall have occurred, and any such condition is incapable of being satisfied by the Closing or such breach or failure to perform has not been cured within ten days after notice of such breach or failure to perform has been given by the non-breaching party to the breaching party; or

(ii) a judgment, injunction, order or decree of any Governmental Authority having competent jurisdiction enjoining either the Seller or the Buyer from consummating the transactions contemplated by this Agreement is entered and such judgment, injunction, judgment or order shall have become final and nonappealable and, prior to such termination, the parties shall have used their respective commercially reasonable efforts to resist, resolve or lift, as applicable, such judgment, injunction, order or decree; provided, however, that the right to terminate this Agreement under this Section 8(g) shall not be available to any party whose breach of any provision of or whose failure to perform any obligation under this Agreement has been the cause of such judgment, injunction, order or decree.

(2) Effect of Termination.  If this Agreement is terminated pursuant to Section 8(g), there shall be no liability or obligation on the part of the Buyer or the Seller, or any of their respective officers, directors, shareholders, agents or Affiliates, except that the provisions of this Section 8 of this Agreement shall remain in full force and effect and survive any termination of this Agreement and except that, notwithstanding anything to the contrary contained in this Agreement, no parties shall be relieved of or released from any liabilities or damages arising out of its material breach of or material failure to perform its obligations under this Agreement.

(3) Expenses.  Whether or not the transactions contemplated by this Agreement are consummated, all fees and expenses of any party hereto incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such fees and expenses.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

Seller

Kade Thompson

Buyer

BioPharmX, Inc.

By:
Name:	James Pekarsky
Title:	Chief Executive Officer

Exhibit A

Escrow Agreement

Exhibit B

Officer’s Certificate